Kobex Resources Ltd.
1605-750 West Pender Street, Vancouver, BC V6C 2T8 Canada
Tel: (604) 484-6228 Fax: (604) 688-9336 email: kobex@telus.net

December 5, 2006

U.S. Energy Corp.
877 North 8th West
Riverton, WY 82501

Crested Corp.
877 North 8th West
Riverton, WY 82501

U.S. Moly Corp.
877 North 8th West
Riverton, WY 82501

Attention: Mr. Mark J. Larsen

Re: Mt. Emmons Molybdenum Property - Notice and Amendment

In connection with the Due Diligence Review of the Property pursuant to the letter of intent dated October 6, 2006 among U.S. Moly Corp. (the “Company”), U.S. Energy Corp., Crested Corp. (the “Shareholders”), and Kobex Resources Ltd. (“Kobex”) (the “LOI”), we provide this notice and amending letter (the “Amending Letter”). Note, capitalized terms not defined in this Amending Letter shall have the meaning as set out in the LOI.

Kobex provides this Amending Letter as its notice under Section 1.1 of the LOI that it wishes to proceed with the Transaction, however the delivery of this Amending Letter and the effect of our notice is subject to the Shareholders and the Company. agreeing to and accepting the following amendments to the LOI:

1. The Shareholders and the Company will provide a title opinion on the Property acceptable to Kobex by January 31, 2007 indicating that U.S. Energy and Crested Corp. own 100 % legal and beneficial title to those claims material to the operation of the Property and that the Property is in good standing, free of all encumbrances. If the title opinion identifies defects in title, the Shareholders and the Company shall have the right to cure any such title defects. The cost of the title opinion shall be paid for out of the 2007 budget for the Property, and shall be credited as an Expenditure by Kobex pursuant to Section 3 of the LOI.

DM_VAN/264481-00003/6599998.4

2. The initial US$1.45 million payment set out in Section 3.1(a) of the LOI be waived and replaced by a US$750,000 payment. Section 3.1(b) shall be amended by providing Kobex with the Option to pay to the Company an additional US$700,000 to keep the Option in good standing on or before the first anniversary of the Effective Date by incurring an additional US$700,000 in Expenditures under Section 3.1(b)(i), or increasing the Option Payment (or issuance of shares) under Section 3.1(b)(ii) from US$500,000 to US$1,200,000, or the additional US$700,000 can be apportioned between such first year Expenditure commitments and the first year Option Payment, at the sole discretion of Kobex.

3. The following will be added to the end of Section 2.4 of the LOI:

“After the gross overriding royalty to each of U.S. Energy and Crested Corp. is reduced to 1.5% each, for a period of 1 year thereafter, Kobex shall have the option to terminate 1% of the gross overriding royalty (i.e., 0.5% from each of U.S. Energy and Crested Corp.) for US$10 million in cash or Kobex stock, at the sole discretion of U.S. Energy and Crested Corp. The value of Kobex stock shall be the ten day VWAP for Kobex stock ten days prior to notice by Kobex of its intent to exercise this option. Kobex shall make such payment, whether in cash or Kobex stock, within ten days of such notice, and U.S. Energy and Crested Corp. shall deliver an instrument terminating 1% of the gross overriding royalty within one business day of receipt of payment.”

4. The parties shall use their best efforts to complete and execute the Formal Agreement by January 31, 2007.

If you are in agreement with the above please sign below and Kobex shall then be bound to proceed with the Transaction in accordance with the LOI, amended hereunder, until the Formal Agreement is executed and entered into. Upon the execution of this Amending Letter, the Effective Date will be the date first written above.

Yours very truly,

KOBEX RESOURCES LTD.

By: /s/ Roman Shklanka
Authorized Signatory

The undersigned hereby agree and accept the foregoing terms this 7th of December, 2006:

U.S. ENERGY CORP.

By: /s/ Mark J. Larsen
Authorized Signatory

DM_VAN/264481-00003/6599998.4

CRESTED CORP.

By: /s/ Harold F. Herron
Authorized Signatory

U.S. MOLY CORP.

By: /s/ Mark J. Larsen
Authorized Signatory